Exhibit 99.1

NRG Energy, Inc. Reports Second Quarter 2020 Results

PRINCETON, NJ - August 6, 2020 - NRG Energy, Inc. (NYSE: NRG) today reported second quarter 2020 income from continuing operations of $313 million, or $1.27 per diluted common share and Adjusted EBITDA for the second quarter of $574 million.

“NRG delivered strong results in the first half of 2020, and our platform continues to demonstrate resilience during these critical summer months,” said Mauricio Gutierrez, NRG President and Chief Executive Officer. “We are excited by the recently announced Direct Energy acquisition and the regional diversity and expanded products and services the combination will bring to our integrated platform.”

Consolidated Financial Results

	Three Months Ended		Six Months Ended
($ in millions)	6/30/2020	6/30/2019	6/30/2020	6/30/2019
Income from Continuing Operations	$313	$189	$434	$283
Cash provided by Continuing Operations	$484	$516	$692	$417
Adjusted EBITDA	$574	$469	$922	$801
Free Cash Flow Before Growth Investments (FCFbG)	$402	$230	$569	$237

Segments Results

Table 1: Income/(Loss) from Continuing Operations

($ in millions)	Three Months Ended		Six Months Ended
Segment	6/30/2020	6/30/2019	6/30/2020	6/30/2019
Texas	$350	$259	$512	$409
East	146	60	170	159
West/Other[a]	(183)	(130)	(248)	(285)
Income from Continuing Operations[b]	$313	$189	$434	$283
a. Includes Corporate segment
b. In accordance with GAAP, 2019 results have been recast to reflect the discontinued operations of the South Central Portfolio and Carlsbad Energy Center.

Second quarter Income from Continuing Operations was $313 million, $124 million higher than second quarter 2019, driven by mark-to-market on hedge positions in 2020 versus 2019 from large movements in gas prices and ERCOT heat rates.

Table 2: Adjusted EBITDA

($ in millions)	Three Months Ended		Six Months Ended
Segment	6/30/2020	6/30/2019	6/30/2020	6/30/2019
Texas	$378	$326	$573	$505
East	138	93	228	237
West/Other[a]	58	50	121	59
Adjusted EBITDA[b,c]	$574	$469	$922	$801
a. Includes Corporate segment
b. In accordance with GAAP, 2019 results have been recast to reflect the discontinued operations of the South Central Portfolio and Carlsbad Energy Center.
c. See Appendices A-1 through A-2 for Operating Segment Reg G reconciliations.

Texas: Second quarter Adjusted EBITDA was $378 million, $52 million higher than second quarter of 2019. This increase is driven by the acquisition of Stream Energy and lower supply costs resulting from reductions in power and fuel prices.

East: Second quarter Adjusted EBITDA was $138 million, $45 million higher than second quarter of 2019. This increase is driven by the acquisition of Stream Energy, lower supply costs due to reductions in power and natural gas prices and lower operating costs; partially offset by lower capacity revenues.

West/Other: Second quarter Adjusted EBITDA was $58 million, $8 million higher than second quarter of 2019, driven by higher margin from Sunrise facility due to improved availability and an increase in California resource adequacy pricing in 2020; partially offset by Canal 3 completion payment earned in 2019.

Liquidity and Capital Resources
Table 3: Corporate Liquidity

($ in millions)	06/30/20	12/31/19
Cash and Cash Equivalents	$418	$345
Restricted Cash	8	8
Total	$426	$353
Total credit facility availability	1,782	1,794
Total Liquidity, excluding collateral received	$2,208	$2,147

As of June 30, 2020, NRG cash was at $0.4 billion, and $1.8 billion was available under the Company’s credit facilities. Total liquidity was $2.2 billion, including restricted cash. Overall liquidity as of the end of the second quarter 2020 was $61 million higher than at the end of 2019, driven by free cash flow generated by the Company partially offset by share repurchases and the repayment of balances outstanding on NRG's revolver.

NRG Strategic Developments

Acquisition of Direct Energy
On July 24, 2020, the Company entered into a definitive purchase agreement with Centrica plc to acquire Direct Energy, a North American subsidiary of Centrica plc. Direct Energy is a leading retail provider of electricity, natural gas, and home and business energy related products and services in North America, with operations in all 50 U.S. states and 6 Canadian provinces. The acquisition will add over 3 million customers to NRG’s business and build on and complement its integrated model, enabling better matching of power generation with customer demand. It will also broaden the Company’s presence in the Northeast and into states and locales where it does not currently operate, supporting NRG’s objective to diversify its business.

The Company will pay an aggregate purchase price of $3.625 billion in cash, subject to customary purchase price adjustments. The Company expects to fund the purchase price using a combination of cash on hand, approximately $2.4 billion in newly-issued secured and unsecured corporate debt and approximately $750 million in convertible preferred stock or other equity-linked instrument. The Company also expects to increase its collateral facilities by $3.5 billion through a combination of new letter of credit facilities and an increase to its existing Revolving Credit Facility.

The acquisition is subject to approval by the shareholders of Centrica plc, as well as customary closing conditions, consents and regulatory approvals, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act, and the receipt of approvals or expiration of applicable waiting periods under the Federal Power Act and the Canadian Competition Act.

Midwest Generation lease buyout
On July 22, 2020, Midwest Generation, LLC signed purchase agreements to acquire all of the ownership interests in the Powerton facility and Units 7 and 8 of the Joliet facility, which were being leased through 2034 and 2030, respectively, for approximately $260 million. The Company intends to fund the purchase with borrowings under its Revolving Credit Facility in an amount equal to the existing operating lease liability of $148 million as of June 30, 2020, and the remainder from cash-on-hand. The closing is conditioned, among other items, on the receipt of regulatory approvals from FERC and under the Hart-Scott-Rodino Act.

COVID-19
In March 2020, the World Health Organization categorized COVID-19 as a pandemic and the President of the United States declared the COVID-19 outbreak a national emergency. Electricity was deemed a 'critical and essential business operation' under various state and federal governmental COVID-19 mandates. As a result of COVID-19, there has been a reduction in load within the markets in which we operate since the President’s national emergency declaration; however, as state restrictions have been eased or lifted, loads have begun to recover. The rebound in demand has varied across the Company's market footprint, as restrictions vary regionally. The Company expects demand uncertainty to continue in the near future.

NRG had activated its Crisis Management Team ("CMT") in January 2020, which proactively began managing the Company's response to the impacts of COVID-19. The CMT implemented the business continuity plans for the Company and has taken a variety of measures to ensure the ongoing availability of the Company’s services, while maintaining the Company's commitment to its core values of health and safety. Pursuant to the Company’s Infectious Disease & Pandemic Policy, in March 2020, NRG implemented restrictions on business travel and face-to-face sales channels, instituted remote work practices and enhanced cleaning and hygiene protocols in all of its facilities. During the second quarter of 2020, the Company began to evaluate alternatives for return to normal work operations. In addition, in order to effectively serve the Company’s customers, select essential employees and contractors are continuing to report to plant and certain office locations. The Company requires pre-entry screening, including temperature checks, separation of work crews, additional personal protective equipment for employees and contractors when social distancing cannot be maintained, and a ban on all non-essential visitors. As a result of these business continuity measures, the Company has not experienced any material disruptions in its ability to continue its business operations to date.

NRG continues to remain focused on protecting the health and well-being of its employees, while supporting its customers and the communities in which it operates and assuring the continuity of its operations. On April 1, 2020, NRG committed $2 million to COVID-19 relief efforts, including funding for urgently needed safety equipment supporting first responders, as well as funds that aid local communities and teachers. The Company also allocated funding to the NRG Employee Relief Fund, which assists employees adversely impacted by natural disasters and other extraordinary

Reaffirming 2020 and 2021 Guidance
NRG is reaffirming its guidance range for 2020 and 2021 with respect to Adjusted EBITDA, Cash From Operations and Free Cash Flow before Growth Investments (FCFbG) as set forth below.

Table 4: 2020 and 2021 Adjusted EBITDA, Cash from Operations, and FCFbG Guidance

	2020	2021
($ in millions)	Guidance	Guidance
Adjusted EBITDA[a]	$1,900-$2,100	$1,900-$2,100
Cash From Operations	$1,440-$1,640	$1,445-$1,645
FCFbG	$1,275-$1,475	$1,275-$1,475

a. Non-GAAP financial measure; see Appendix Tables A-5 for GAAP Reconciliation to Net Income that excludes fair value adjustments related to derivatives. The Company is unable to provide guidance for Net Income due to the impact of such fair value adjustments related to derivatives in a given year

Capital Allocation Update
As part of the Company's long-term capital allocation policy, the return of capital to shareholders during the first half of 2020 was comprised of a quarterly dividend of $0.30 per share, or $148 million, and share repurchases of $228 million through August 6, 2020 at an average price of $33.05 per share.

The Company does not anticipate executing any further share repurchases over the remainder of 2020 and has allocated all of its remaining 2020 excess capital to fund the Direct Energy acquisition.

The Company’s common stock dividend, debt reduction and share repurchases are subject to available capital, market conditions and compliance with associated laws and regulations.

Earnings Conference Call
NRG’s July 24, 2020 business update and conference call served as its second quarter earnings call. The Company provided a comprehensive update and review of its strategy, 2020 & 2021 guidance, capital allocation and preliminary second quarter results. Today's materials and the July 24, 2020 materials and webcast can be found on NRG’s website at http://www.nrg.com and clicking on “Presentations & Webcasts” in the “Investors” section found at the top of the home page.

About NRG
At NRG, we’re bringing the power of energy to people and organizations by putting customers at the center of everything we do. We generate electricity and provide energy solutions and natural gas to more than 3.7 million residential, small business, and commercial and industrial customers through our diverse portfolio of retail brands. A Fortune 500 company, operating in the United States and Canada, NRG delivers innovative solutions while advocating for competitive energy markets and customer choice, and by working towards a sustainable energy future. More information is available at www.nrg.com. Connect with NRG on Facebook, LinkedIn and follow us on Twitter @nrgenergy, @nrginsight.

Forward-Looking Statements
In addition to historical information, the information presented in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,”

“guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, the potential impact of COVID-19 or any other pandemic on the Company’s operations, financial position, risk exposure and liquidity, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulations, the condition of capital markets generally, our ability to access capital markets, cyberterrorism and inadequate cybersecurity, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions, repowerings or asset sales, our ability to implement value enhancing improvements to plant operations and companywide processes, our ability to achieve margin enhancement under our publicly announced transformation plan, our ability to achieve our net debt targets, our ability to maintain investment grade credit metrics, our ability to proceed with projects under development or the inability to complete the construction of such projects on schedule or within budget, the inability to maintain or create successful partnering relationships, our ability to operate our business efficiently, our ability to retain retail customers, our ability to realize value through our commercial operations strategy, the ability to consummate the Direct Energy acquisition, the ability to successfully integrate businesses of acquired companies including Direct Energy, our ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, and our ability to execute our Capital Allocation Plan. Achieving investment grade credit metrics is not a indication of or guarantee that the Company will receive investment grade credit ratings. Debt and share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA, free cash flow guidance and excess cash guidance are estimates as of August 6, 2020. These estimates are based on assumptions the company believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this press release should be considered in connection with information regarding risks and uncertainties that may affect NRG's future results included in NRG's filings with the Securities and Exchange Commission at www.sec.gov.

Contacts:

Media:	Investors:

Candice Adams	Kevin L. Cole, CFA
609.524.5428	609.524.4526

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions, except for per share amounts)	2020	2019	2020	2019
Operating Revenues
Total operating revenues	$2,238	$2,465	$4,257	$4,630
Operating Costs and Expenses
Cost of operations	1,434	1,845	2,891	3,496
Depreciation and amortization	110	85	219	170
Impairment losses	—	1	—	1
Selling, general and administrative costs	208	211	417	405
Reorganization costs	—	2	3	15
Development costs	2	2	5	4
Total operating costs and expenses	1,754	2,146	3,535	4,091
Gain on sale of assets	—	1	6	2
Operating Income	484	320	728	541
Other Income/(Expense)
Equity in earnings/(losses) of unconsolidated affiliates	12	—	1	(21)
Impairment losses on investments	—	—	(18)	—
Other income, net	14	20	41	32
Loss on debt extinguishment, net	—	(47)	(1)	(47)
Interest expense	(96)	(105)	(193)	(219)
Total other expense	(70)	(132)	(170)	(255)
Income from Continuing Operations Before Income Taxes	414	188	558	286
Income tax expense/(benefit)	101	(1)	124	3
Income from Continuing Operations	313	189	434	283
Income from discontinued operations, net of income tax	—	13	—	401
Net Income	313	202	434	684
Less: Net income attributable to redeemable noncontrolling interests	—	1	—	1
Net Income Attributable to NRG Energy, Inc.	$313	$201	$434	$683
Earnings per Share
Weighted average number of common shares outstanding — basic	245	265	246	272
Income from continuing operations per weighted average common share — basic	$1.28	$0.71	$1.76	$1.04
Income from discontinued operations per weighted average common share — basic	$—	$0.05	$—	$1.47
Earnings per Weighted Average Common Share — Basic	$1.28	$0.76	$1.76	$2.51
Weighted average number of common shares outstanding — diluted	246	267	247	274
Income from continuing operations per weighted average common share — diluted	$1.27	$0.70	$1.76	$1.03
Income from discontinued operations per weighted average common share — diluted	$—	$0.05	$—	$1.46
Earnings per Weighted Average Common Share — Diluted	$1.27	$0.75	$1.76	$2.49

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
	(In millions)
Net Income	$313	$202	$434	$684
Other Comprehensive Income/(Loss)
Foreign currency translation adjustments	13	(1)	(2)	—
Available-for-sale securities	—	1	—	1
Defined benefit plans	—	(3)	—	(6)
Other comprehensive income/(loss)	13	(3)	(2)	(5)
Comprehensive Income	326	199	432	679
Less: Comprehensive income attributable to redeemable noncontrolling interest	—	1	—	1
Comprehensive Income Attributable to NRG Energy, Inc.	$326	$198	$432	$678

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2020	December 31, 2019
(In millions, except share data)	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$418	$345
Funds deposited by counterparties	36	32
Restricted cash	8	8
Accounts receivable, net	1,015	1,025
Inventory	388	383
Derivative instruments	791	860
Cash collateral paid in support of energy risk management activities	136	190
Prepayments and other current assets	284	245
Total current assets	3,076	3,088
Property, plant and equipment, net	2,533	2,593
Other Assets
Equity investments in affiliates	372	388
Operating lease right-of-use assets, net	429	464
Goodwill	579	579
Intangible assets, net	733	789
Nuclear decommissioning trust fund	794	794
Derivative instruments	439	310
Deferred income taxes	3,170	3,286
Other non-current assets	212	240
Total other assets	6,728	6,850
Total Assets	$12,337	$12,531
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Current portion of long-term debt	$7	$88
Current portion of operating lease liabilities	69	73
Accounts payable	736	722
Derivative instruments	728	781
Cash collateral received in support of energy risk management activities	36	32
Accrued expenses and other current liabilities	581	663
Total current liabilities	2,157	2,359
Other Liabilities
Long-term debt	5,810	5,803
Non-current operating lease liabilities	458	483
Nuclear decommissioning reserve	307	298
Nuclear decommissioning trust liability	478	487
Derivative instruments	299	322
Deferred income taxes	17	17
Other non-current liabilities	1,061	1,084
Total other liabilities	8,430	8,494
Total Liabilities	10,587	10,853
Redeemable noncontrolling interest in subsidiaries	—	20
Commitments and Contingencies
Stockholders' Equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 423,031,777 and 421,890,790 shares issued and 244,137,848 and 248,996,189 shares outstanding at June 30, 2020 and December 31, 2019, respectively	4	4
Additional paid-in-capital	8,505	8,501
Accumulated deficit	(1,331)	(1,616)
Less treasury stock, at cost - 178,893,929 and 172,894,601 shares at June 30, 2020 and December 31, 2019, respectively	(5,234)	(5,039)
Accumulated other comprehensive loss	(194)	(192)
Total Stockholders' Equity	1,750	1,658
Total Liabilities and Stockholders' Equity	$12,337	$12,531

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended June 30,
(In millions)	2020	2019
Cash Flows from Operating Activities
Net Income	$434	$684
Income from discontinued operations, net of income tax	—	401
Income from continuing operations	434	283
Adjustments to reconcile net income to cash provided by operating activities:
Distributions from and equity in (earnings)/losses of unconsolidated affiliates	7	22
Depreciation and amortization	219	170
Accretion of asset retirement obligations	18	14
Provision for credit losses	48	52
Amortization of nuclear fuel	25	27
Amortization of financing costs and debt discount/premiums	12	13
Loss on debt extinguishment, net	1	47
Amortization of emissions allowances and energy credits	33	14
Amortization of unearned equity compensation	12	10
(Gain)/loss on sale of assets and disposal of assets	(15)	1
Impairment losses	18	1
Changes in derivative instruments	(131)	(22)
Changes in deferred income taxes and liability for uncertain tax benefits	116	(5)
Changes in collateral deposits in support of energy risk management activities	58	125
Changes in nuclear decommissioning trust liability	36	17
Changes in other working capital	(199)	(352)
Cash provided by continuing operations	692	417
Cash provided by discontinued operations	—	8
Net Cash Provided by Operating Activities	692	425
Cash Flows from Investing Activities
Payments for acquisitions of businesses	(5)	(21)
Capital expenditures	(116)	(107)
Net purchases of emission allowances	(4)	(1)
Investments in nuclear decommissioning trust fund securities	(257)	(209)
Proceeds from the sale of nuclear decommissioning trust fund securities	220	191
Proceeds from sale of assets, net of cash disposed and sale of discontinued operations, net of fees	15	1,289
Net distributions from investments in unconsolidated affiliates	2	7
Contributions to discontinued operations	—	(44)
Cash (used)/provided by continuing operations	(145)	1,105
Cash used by discontinued operations	—	(2)
Net Cash (Used)/Provided by Investing Activities	(145)	1,103
Cash Flows from Financing Activities
Payments of dividends to common stockholders	(148)	(16)
Payments for share repurchase activity	(229)	(1,075)
Payments for debt extinguishment costs	—	(24)
Purchase of and distributions to noncontrolling interests from subsidiaries	(2)	(1)
Proceeds from issuance of common stock	1	2
Proceeds from issuance of long-term debt	59	1,833
Payment of debt issuance costs	(1)	(33)
Repayments of long-term debt	(61)	(2,485)
Net repayment of Revolving Credit Facility	(83)	—
Other	(5)	—
Cash used by continuing operations	(469)	(1,799)
Cash provided by discontinued operations	—	43
Net Cash Used by Financing Activities	(469)	(1,756)
Effect of exchange rate changes on cash and cash equivalents	(1)	—
Change in Cash from discontinued operations	—	49
Net Increase/(Decrease) in Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash	77	(277)
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at Beginning of Period	385	613
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at End of Period	$462	$336

Appendix Table A-1: Second Quarter 2020 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adj. EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Texas	East	West/Other[1]	Corp/Elim	Total
Income/(Loss) from Continuing Operations	350	146	25	(208)	313
Plus:
Interest expense, net	—	2	1	91	94
Income tax	—	—	1	100	101
Depreciation and amortization	59	33	8	10	110
ARO Expense	3	3	1	—	7
Contract amortization	1	—	—	—	1
EBITDA	413	184	36	(7)	626
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	1	—	24	—	25
Acquisition-related transaction & integration costs	—	—	—	2	2
Reorganization costs	—	—	—	(1)	(1)
Deactivation costs	2	—	1	—	3
Other non recurring charges	3	(1)	—	4	6
Mark to market (MtM) (gains) on economic hedges	(41)	(45)	(1)	—	(87)
Adjusted EBITDA	378	138	60	(2)	574
1 Includes International, remaining renewables and Generation eliminations

Second Quarter 2020 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/Other[1]	Corp/Elim	Total
Operating revenues	1,578	526	93	(2)	2,195
Cost of sales	880	214	43	(2)	1,135
Economic gross margin[2]	698	312	50	—	1,060
Operations & maintenance and other cost of operations[3]	190	112	27	(1)	328
Selling, marketing, general and administrative	132	63	8	5	208
Other (income)[4]	(2)	(1)	(45)	(2)	(50)
Adjusted EBITDA	378	138	60	(2)	574
1 Includes International, remaining renewables and Generation eliminations
2 Excludes MtM gain of $87 million and contract amortization of $1 million
3 Excludes deactivation costs of $3 million
4 Includes development costs. Excludes $333 million of interest expense, income tax, depreciation and amortization, gain on sale of assets, acquisition related transaction & integration costs, reorganization costs, other non recurring charges, impairments and loss on debt extinguishment

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	2,238	—	(43)	—	—	2,195
Cost of operations	1,092	(1)	45	—	(1)	1,135
Gross margin	1,146	1	(88)	0	1	1,060
Operations & maintenance and other cost of operations	342	—	—	(3)	(11)	328
Selling, marketing, general & administrative	208	—	—	—	—	208
Other expense/(income)[1]	283	(305)	—	—	(28)	(50)
Income/(Loss) from Continuing Operations	313	306	(88)	3	40	574
1 Other adj. acquisition-related transaction & integration costs of $2 million and deactivation costs of $3 million

Appendix Table A-2: Second Quarter 2019 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Texas	East	West/Other[1]	Corp/Elims	Total
Income/(Loss) from Continuing Operations	259	60	18	(148)	189
Plus:
Interest expense, net	—	4	3	92	99
Income tax	—	—	—	(1)	(1)
Loss on debt extinguishment	—	—	—	47	47
Depreciation and amortization	40	30	7	8	85
ARO Expense	3	3	1	—	7
Contract amortization	6	—	—	—	6
EBITDA	308	97	29	(2)	432
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	5	—	28	—	33
Acquisition-related transaction & integration costs	—	—	—	1	1
Reorganization costs	3	—	—	(1)	2
Legal Settlement	3	6	2	—	11
Deactivation costs	—	4	3	2	9
Other non recurring charges	—	—	2	(1)	1
Impairments	1	—	—	—	1
Mark to market (MtM) (gains)/losses on economic hedges	6	(14)	(13)	—	(21)
Adjusted EBITDA	326	93	51	(1)	469
1 Includes International, remaining renewables and Generation eliminations

Second Quarter 2019 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/Other[1]	Corp/Elim	Total
Operating revenues	1,627	508	90	(1)	2,224
Cost of sales	1,001	232	40	—	1,273
Economic gross margin[2]	626	276	50	(1)	951
Operations & maintenance and other cost of operations[3]	183	112	31	-2	324
Selling, marketing, general & administrative[4]	121	71	10	4	206
Other (income)[5]	(4)	—	(42)	(2)	(48)
Adjusted EBITDA	326	93	51	(1)	469
1 Includes International, remaining renewables and Generation eliminations
2 Excludes MtM gain of $21 million and contract amortization of $6 million
3 Excludes deactivation costs of $9 million
4 Excludes legal settlement of $11 million
5 Includes development costs. Excludes $275 million of interest expense, income tax, depreciation and amortization, gain on sale of assets, acquisition related transaction & integration costs, reorganization costs, other non recurring charges, impairments and loss on debt extinguishment

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	2,465	—	(241)	—	—	2,224
Cost of operations	1,499	(6)	(220)		—	1,273
Gross margin	966	6	(21)	—	—	951
Operations & maintenance and other cost of operations	346	—	—	(9)	(13)	324
Selling, marketing, general & administrative[1]	211	—	—	—	(5)	206
Other expense/(income)[2]	220	(190)	—	—	(78)	(48)
Income/(Loss) from Continuing Operations	189	196	(21)	9	96	469
1 Other adju. includes legal settlement of $11 million
2 Other adj. includes impairments of $1 million, acquisition-related transaction & integration costs of $1 million, reorganization costs of $2 million and loss on debt extinguishment of $47 million

Appendix Table A-3: YTD Second Quarter 2020 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adj. EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Texas	East	West/Other[1]	Corp/Elim	Total
Income/(Loss) from Continuing Operations	512	170	66	(314)	434
Plus:
Interest expense, net	—	6	1	181	188
Income tax	—	—	1	123	124
Loss on debt extinguishment	—	1	—	—	1
Depreciation and amortization	118	66	16	19	219
ARO Expense	7	11	1	(1)	18
Contract amortization	2	—	—	—	2
EBITDA	639	254	85	8	986
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	2	—	48	—	50
Acquisition-related transaction & integration costs	1	—	—	2	3
Reorganization costs	1	—	—	2	3
Deactivation costs	2	—	2	(1)	3
Gain on sale of business	—	—	—	(15)	(15)
Other non recurring charges	—	(1)	—	6	5
Impairments	18	—	—	—	18
Mark to market (MtM) (gains) on economic hedges	(90)	(25)	(16)	—	(131)
Adjusted EBITDA	573	228	119	2	922
1 Includes International, remaining renewables and Generation eliminations

YTD Second Quarter 2020 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/Other[1]	Corp/Elim	Total
Operating revenues	2,936	1,085	203	(6)	4,218
Cost of sales	1,710	512	65	(3)	2,284
Economic gross margin[2]	1,226	573	138	(3)	1,934
Operations & maintenance and other cost of operations[3]	394	218	60	(2)	670
Selling, marketing, general and administrative	262	130	17	10	419
Other (income)[4]	(3)	(3)	(58)	(13)	(77)
Adjusted EBITDA	573	228	119	2	922
1 Includes International, remaining renewables and Generation eliminations
2 Excludes MtM loss of $131 million and contract amortization of $2 million
3 Excludes deactivation costs of $3 million
5 Excludes acquisition-related transaction & integration costs of $3 million, reorganization costs of $3 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	4,257	—	(39)	—	—	4,218
Cost of operations	2,194	(2)	93	—	(1)	2,284
Gross margin	2,063	2	(132)	—	1	1,934
Operations & maintenance and other cost of operations	697	—	—	(6)	(21)	670
Selling, marketing, general & administrative[1]	417	—	—	—	2	419
Other expense/(income)[2]	515	(531)	—	—	(61)	(77)
Income/(Loss) from Continuing Operations	434	533	(132)	6	81	922
2 Other adj. includes impairments of $18 million, acquisition-related transaction & integration costs of $3 million, reorganization costs of $3 million and loss on debt extinguishment of $1 million

Appendix Table A-4: YTD Second Quarter 2019 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Texas	East	West/Other[1]	Corp/Elims	Total
Income/(Loss) from Continuing Operations	409	159	(5)	(280)	283
Plus:
Interest expense, net	—	9	6	192	207
Income tax	—	—	—	3	3
Loss on debt extinguishment	—	—	—	47	47
Depreciation and amortization	80	56	18	16	170
ARO Expense	6	6	2	—	14
Contract amortization	11	—	—	—	11
EBITDA	506	230	21	(22)	735
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	8	—	57	—	65
Acquisition-related transaction & integration costs	—	—	—	1	1
Reorganization costs	4	—	—	11	15
Legal Settlement	3	6	2	—	11
Deactivation costs	—	4	4	5	13
Other non recurring charges	3	(1)	1	(2)	1
Impairments	1	—	—	—	1
Mark to market (MtM) (gains) on economic hedges	(20)	(2)	(19)	—	(41)
Adjusted EBITDA	505	237	66	(7)	801
1 Includes International, remaining renewables and Generation eliminations

YTD Second Quarter 2019 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/Other[1]	Corp/Elim	Total
Operating revenues	3,062	1,132	179	(4)	4,369
Cost of sales	1,963	564	87	—	2,614
Economic gross margin[2]	1,099	568	92	(4)	1,755
Operations & maintenance and other cost of operations[3]	363	196	60	(3)	616
Selling, marketing, general & administrative[4]	239	137	17	9	402
Other (income)[5]	(8)	(2)	(51)	(3)	(64)
Adjusted EBITDA	505	237	66	(7)	801
1 Includes International, remaining renewables and Generation eliminations
2 Excludes MtM gain of $41 million and contract amortization of $11 million
3 Excludes deactivation costs of $13 million
4 Excludes legal settlement of $11 million
5 Excludes acquisition-related transaction & integration costs of $1 million, reorganization costs of $15 million and loss on debt extinguishment of $47 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	4,630	—	(261)	—	—	4,369
Cost of operations	2,845	(11)	(220)	—	—	2,614
Gross margin	1,785	11	(41)	—	—	1,755
Operations & maintenance and other cost of operations	651	—	—	(13)	(22)	616
Selling, marketing, general & administrative [1]	405	—	—	—	(3)	402
Other expense/(income) [2]	446	(393)	—	—	(117)	(64)
Income/(Loss) from Continuing Operations	283	404	(41)	13	142	801
1 Other adj. includes legal settlement of $11 million
2 Other adj. includes impairments of $1 million, acquisition-related transaction & integration costs of $1 million, reorganization costs of $15 million and loss on debt extinguishment of $47 million

Appendix Table A-5: 2020 and 2019 Three Months and Six Months Ended June 30 Adjusted Cash Flow from Operations Reconciliations

The following table summarizes the calculation of adjusted cash flow operating activities providing a reconciliation to net cash provided by operating activities:

	Three Months Ended
($ in millions)	June 30, 2020	June 30, 2019
Net Cash Provided by Operating Activities	484	516
Merger, integration and cost-to-achieve expenses[1]	—	2
Encina site improvement	1	—
Proceeds from investment and asset sales	1	—
Adjustment for change in collateral	(48)	(246)
Adjusted Cash Flow from Operating Activities	438	272
Maintenance CapEx, net	(35)	(41)
Environmental CapEx, net	(1)	(1)
Free Cash Flow Before Growth Investments (FCFbG)	402	230

1 2019 includes cost-to-achieve expenses associated with the Transformation Plan announced on July 2017 call

	Six Months Ended
($ in millions)	June 30, 2020	June 30, 2019
Net Cash Provided by Operating Activities	692	417
Merger, integration and cost-to-achieve expenses[1]	3	18
GenOn Settlement	—	5
Encina site improvement	3	—
Proceeds from investment and asset sales	12	—
Adjustment for change in collateral	(58)	(125)
Adjusted Cash Flow from Operating Activities	652	315
Maintenance CapEx, net	(82)	(76)
Environmental CapEx, net	(1)	(2)
Free Cash Flow Before Growth Investments (FCFbG)	569	237

1 2019 includes cost-to-achieve expenses associated with the Transformation Plan announced on July 2017 call

Appendix Table A-6: Second Quarter YTD 2020 Sources and Uses of Liquidity

The following table summarizes the sources and uses of liquidity through second quarter of 2020:

($ in millions)	Six Months Ended June 30, 2020
Sources:
Adjusted cash flow from operations	652
Collateral	58
Uses:
Share repurchases	(229)
Decrease in Credit Facility	(12)
Revolver pay down	(83)
Financing Fees - Debt issuance and Debt extinguishment costs	(3)
Growth investments and acquisitions, net	(33)
Maintenance and Environmental CapEx, net	(83)
Encina ARO and Other Investment and Financing[1]	(7)
Other Investing and Financing	(51)
Common Stock Dividends	(148)
Change in Total Liquidity	61

1 Includes $3 million of expenditures for Encina site improvements classified as asset retirement obligation payments

Appendix Table A-7: 2020 and 2021 Guidance Reconciliation
The following table summarizes the calculation of Adjusted EBITDA providing reconciliation to Income from Continuing Operations, and the calculation of Free Cash Flow before Growth providing reconciliation to Cash from Operations:

	2020	2021
($ in millions)	Guidance	Guidance
Income from Continuing Operations [1]	$980 - $1,180	$965 - $1,165
Income Tax	20	20
Interest Expense	335	335
Depreciation, Amortization, Contract Amortization and ARO Expense	480	500
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	65	65
Other Costs [2]	20	15
Adjusted EBITDA	$1,900 - $2,100	$1,900 - $2,100
Interest payments	(335)	(335)
Income tax	(20)	(20)
Working capital / other assets and liabilities	(105)	(100)
Cash From Operations	$1,440 - $1,640	$1,445 - $1,645
Adjustments: Acquired Derivatives, Cost-to-Achieve, Return of Capital Dividends, Collateral, GenOn Pension and Other	10	10
Adjusted Cash flow from Operations	$1,450 - $1,650	$1,455 - $1,655
Maintenance capital expenditures, net	(165) - (185)	(160) - (180)
Environmental capital expenditures, net	(0) - (5)	(15) - (20)
Free Cash Flow before Growth	$1,275 - $1,475	$1,275 - $1,475
1 For purposes of guidance, discontinued operations are excluded and fair value adjustments related to derivatives are assumed to be zero
2 Includes deactivation costs and cost-to-achieve expenses

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:
•EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. As NRG defines it, Adjusted EBITDA represents EBITDA excluding impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments.  The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of NRG's financial statements in evaluating its operating performance because it provides an additional tool to compare business performance across companies and across periods and adjusts for items that we do not consider indicative of NRG’s future operating performance. This measure is widely used by debt-holders to analyze operating performance and debt service capacity and by equity investors to measure our operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.

Adjusted cash flow from operating activities is a non-GAAP measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger, integration and related restructuring costs. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger, integration related restructuring costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors.

Free cash flow (before Growth) is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, preferred stock dividends and distributions to non-controlling interests and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on free cash flow before Growth as a measure of cash available for discretionary expenditures.

Free Cash Flow before Growth is utilized by Management in making decisions regarding the allocation of capital. Free Cash Flow before Growth is presented because the Company believes it is a useful tool for assessing the financial performance in the current period. In addition, NRG’s peers evaluate cash available for allocation in a similar manner and accordingly, it is a meaningful indicator for investors to benchmark NRG's performance against its peers. Free Cash Flow before Growth is a performance measure and is not intended to represent net income (loss), cash from operations (the most directly comparable U.S. GAAP measure), or liquidity and is not necessarily comparable to similarly titled measures reported by other companies.